Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222822 on Form S-8 of iPic Entertainment Inc. of our report dated April 1, 2019 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Fort Lauderdale, Florida

April 1, 2019